UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 22, 2006, the Company issued the following statements, which are filed herewith:

Wendy’s International, Inc. (NYSE:WEN) today announced the final results of its modified "Dutch Auction" tender offer, which expired at 5:00 p.m., Eastern Time, on November 16, 2006.

The Company has accepted for purchase 22,413,278 of its common shares at a purchase price of $35.75 per share, for a total cost of $801.3 million.

Shareholders who deposited common shares in the tender offer at or below the purchase price will have all of their tendered common shares purchased, subject to certain limited exceptions.

American Stock Transfer & Trust Company, the depositary for the tender offer, will promptly issue payment for the shares validly tendered and accepted for purchase under the tender offer.

The number of shares the Company accepted for purchase in the tender offer represents approximately 19% of its currently outstanding common shares.

All inquiries about the tender offer should be directed to the information agent, Georgeson Inc., at 1-866-277-0928.

This announcement is not an offer to purchase or a solicitation of an offer to sell with respect to any securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99 - Press release issued by the Company, dated November 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

November 22, 2006	By:	Leon M. McCorkle, Jr.

Name: Leon M. McCorkle, Jr.
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release issued by the Company, dated November 22, 2006